Exhibit 99.1

[LOGO]                      LITTON LOAN SERVICING LP
                             An affiliate of C-BASS
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4828 Loop Central Drive                                 Telephone (713) 966-8801
Houston, Texas 77081                                          Fax (713) 960-0539


   February 23, 2006

   Trust Administration
   Deutsche Bank National Trust Company
   1761 East St. Andrew Place
   Santa Anna, CA 92705-4934


   RE: GSAMP Trust 2005-NC1, Mortgage Pass-Through Certificates, Series 2005-NC1


   To Whom It May Concern:

   The undersigned officer of Litton Loan Servicing LP provides the Annual Statement as to Compliance as required by the Pooling and Servicing Agreement for the above referenced security and certifies that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for 2005.

   Sincerely,



   /s/ Janice McClure                                   /s/ Ann Kelley
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   Janice McClure                                       Ann Kelley
   Senior Vice President                                Secretary




   Inv. 235